                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

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                             SYNOVUS FINANCIAL CORP.

                                       and

                          MELLON INVESTOR SERVICES LLC

                                       as

                                  Rights Agent

                              ---------------------

                      Amended and Restated Rights Agreement

                            Dated as of May 14, 2002

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

                                TABLE OF CONTENTS

                                                                                                     Page
Section
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Section 1.  Certain Definitions.....................................................................    1
Section 2.  Appointment of Rights Agent.............................................................    8
Section 3.  Issuance of Right Certificates..........................................................    9
Section 4.  Form of Right Certificates..............................................................   11
Section 5.  Countersignature and Registration.......................................................   13
Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
Destroyed, Lost or Stolen Right Certificates........................................................   14
Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights...........................   15
Section 8.  Cancellation and Destruction of Right Certificates......................................   18
Section 9.  Reservation and Availability of Shares of Common Stock..................................   18
Section 10. Common Stock Record Date................................................................   21
Section 11. Adjustments to Number and Kind of Shares, Number of Rights or Purchase Price............   21
Section 12.  Certification of Adjustments...........................................................   35
Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power...................   36
Section 14.  Fractional Rights and Fractional Shares................................................   42
Section 15.  Rights of Action.......................................................................   43
Section 16. Agreement of Right Holders..............................................................   44
Section 17. Right Certificate Holder Not Deemed a Shareholder.......................................   45
Section 18. Concerning the Rights Agent.............................................................   46
Section 19. Merger or Consolidation or Change of Name of Rights Agent...............................   47
Section 20. Duties of Rights Agent..................................................................   48
Section 21. Change of Rights Agent..................................................................   52
Section 22. Issuance of New Right Certificates......................................................   53
Section 23. Redemption..............................................................................   54
Section 24. Exchange................................................................................   56
Section 25. Notice of Proposed Actions..............................................................   57
Section 26. Notices.................................................................................   59
Section 27. Supplements and Amendments..............................................................   60
Section 28. Determinations and Actions by the Board.................................................   61
Section 29. Successors..............................................................................   62
Section 30. Benefits of this Rights Agreement.......................................................   62
Section 31. Governing Law...........................................................................   62
Section 32. Counterparts............................................................................   63
Section 33. Descriptive Headings....................................................................   63
Section 34. Severability............................................................................   63

Exhibit A  --  Form of Right Certificate

Exhibit B  --  Form of Summary of Rights

                                RIGHTS AGREEMENT

      This amended and restated agreement ("Rights Agreement"), dated as of May 14, 2002, between SYNOVUS FINANCIAL CORP., a Georgia corporation (the "Company") and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company (the "Rights Agent").

                               W I T N E S E T H:

            WHEREAS, the Board of Directors of the Company on April 27, 1999 (i) authorized the issuance and declared a dividend of one right (a "Right") for each share of the common stock, par value $1.00 per share ("Common Stock"), of the Company outstanding as of the close of business on May 4, 1999 (the "Record Date"), each Right representing the right to purchase one share of Common Stock of the Company upon the terms and subject to the conditions hereafter set forth, and (ii) further authorized the issuance of one Right with respect to each share of Common Stock of the Company that shall become outstanding between May 4, 1999, and the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date (each such term as defined herein); and

            WHEREAS, the Board of Directors does not believe that any Person (as defined herein) is as of the date hereof the Beneficial Owner (as defined herein) of 15% or more of the outstanding Common Stock;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

            a. "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the outstanding Common Stock; provided, however, that (i) the term "Acquiring Person" shall not include an Exempt Person (as such term is hereinafter defined) or a "Permitted Holder" (as such term is hereinafter defined), (ii) a Person shall not be deemed to have become an Acquiring Person for any purpose of this Agreement if the Board of Directors in its good faith judgment determines that a Person has inadvertently become the Beneficial Owner of 15% or more of the outstanding Common Stock of the Company (or in the case of a Permitted Holder, has inadvertently acquired additional shares of Common Stock of the Company so that it is no longer a Permitted Holder) and within ten days after the date upon which the Company shall first become aware of the occurrence of such an event, the Board of Directors in its sole discretion provides such Person with a thirty day period to divest a sufficient number of shares so that such Person no longer is the Beneficial Owner of 15% or more of the outstanding Common Stock of the Company (or in the case of a Permitted Holder, to divest all shares of Common Stock of the Company which prevent such Person from being a Permitted Holder), and such Person has so divested such shares of Common Stock of the Company at the end of any such thirty day period and has not acquired any additional shares of Common Stock of the Company prior to the end of such thirty day period; and (iii) shares of Common Stock Beneficially Owned by the Company or any Subsidiary of the Company shall not be considered outstanding for purposes of calculating any Person's percentage ownership of the outstanding Common Stock of the Company.

            b. "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) hereof.

            c. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on the date of this Agreement.

            d. A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own", any securities:

                  i. which such Person or any of such Person's Affiliates or
            Associates beneficially owns, directly or indirectly;

                  ii. which such Person or any of such Person's Affiliates or
            Associates, directly or indirectly has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates pursuant to, and in accordance with the applicable rules and regulations promulgated under the Exchange Act, until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial

            Owner" of, or to "Beneficially Own", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report); or

                  iii. which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in the proviso to clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company; provided, however, that nothing in this paragraph (d) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

            e. "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New Jersey are authorized or obligated by law or executive order to close.

            f. "Close of Business" on any given date shall mean 5:00 P.M., Eastern Standard Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern Standard Time, on the next succeeding Business Day.

            g. "Common Stock" when used with reference to the Company shall mean the common stock (presently $1.00 par value per share) of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock or other equity interests with the greatest per share or per unit voting power of such other Person or, if such Person is a Subsidiary of or is controlled by another Person, the Person or Persons which ultimately controls such first-mentioned Person.

            h. "Common Stock Equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

            i. "Current Market Price" shall have the meaning set forth in
Section 11(d) hereof.

            j. "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

            k. "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

            l. "Equivalent Common Stock" shall have the meaning set forth in
Section 11(b) hereof.

            m. "Exchange Act" shall have the meaning set forth in Section l(c) hereof.

            n. "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

            o. "Exempt Person" shall mean:

                  (i) the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan;

                  (ii) (a) any shareholder who is a descendant of D. Abbott Turner (the "Turner Family"), (b) any shareholder who is an Affiliate or Associate of the Turner Family, or (c) any Person who would otherwise become an Acquiring Person as a result of the acquisition of Common Stock or a Beneficial Interest in Common Stock from one or more members of the Turner Family (or from any Affiliate or Associate of the Turner Family) by way of gift, devise, descent or distribution; provided, however, that no Person described in the foregoing clauses (a), (b) or (c) shall be an Exempt Person if such Person (together with all Affiliates and Associates of such Person) is the Beneficial Owner of more than 30% of the outstanding Common Stock; and

                  (iii) any Person who as of the date hereof was the Beneficial Owner of 15% or more of the outstanding Common Stock; provided, however, that such Person shall not be an Exempt Person if subsequent to the date hereof such Person becomes the Beneficial Owner of any additional shares of Common Stock.

            p. "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

            q. "Final Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

            r. "NYSE" shall have the meaning set forth in Section 9(b) hereof.

            s. "Permitted Holder" shall mean any Person who would otherwise become an Acquiring Person solely by virtue of a reduction in the number of total outstanding shares of Common Stock; provided, however, that such Person shall not be a Permitted Holder if, subsequent to such reduction, such Person shall become the Beneficial Owner of any additional shares of Common Stock.

            t. "Person" shall mean any individual, firm, corporation, partnership, joint venture, limited liability company, association or other entity, and shall include any successor (by merger or otherwise) of such entity.

            u. "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

            v. "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

            w. "Record Date" shall have the meaning set forth in the recitals clause at the beginning of this Rights Agreement.

            x. "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

            y. "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

            z. "Section 11(a)(ii) Event" shall mean an event described in
Section 11(a)(ii) hereof.

            aa. "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

            bb. "Section 13 Event" shall mean any event described in clause (x),
(y) or (z) of Section 13(a) hereof.

            cc. "Securities Act" shall mean the Securities Act of 1933, as amended.

            dd. "Stock Acquisition Date" shall mean the first date of a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) or (g) under the Exchange
Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a), then no Stock Acquisition Date shall be deemed to have occurred.

            ee. "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person.

            ff. "Substitution Period" shall have the meaning set forth in
Section 11(a)(iii) hereof.

            gg. "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

            hh. "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

            ii. "Triggering Event" shall mean any event described in Section 11(a)(ii) or Section 13 hereof.

            Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. If the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

            Section 3. Issuance of Right Certificates.

            a. Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial owner of 15% or more of the outstanding Common Stock (irrespective of whether any shares are actually purchased pursuant to such offer) (the earlier of such dates described in clauses (i) and (ii) being referred to herein as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate Right certificates, and (y) each Right (and the right to receive separate Right Certificates) will be transferable only in connection with the transfer of a share (subject to adjustment as hereinafter provided) of Common Stock. As soon as practicable after the Distribution Date, the Company will promptly notify the Rights Agent thereof and will prepare and execute, and the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of

Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a Right Certificate in substantially the form of Exhibit A hereto ("Right Certificate") evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates and will be transferable separately from the Common Stock.

            b. As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Common Stock, substantially in the form attached hereto as Exhibit B ("Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company.

            c. With respect to certificates for Common Stock outstanding as of the Record Date until the Distribution Date (or, if earlier, the Expiration Date or the Final Expiration Date), the Rights will be evidenced by certificates for Common Stock registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

            d. Certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock) after the Record Date, but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Synovus Financial Corp. and a Rights Agent, (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of Synovus Financial Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Synovus Financial Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Associates or Affiliates (as defined in the Rights Agreement) or any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, the Rights associated with the Common Stock represented by such certificates shall, until the earliest of the Distribution Date, Expiration Date or Final Expiration Date, be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby. If the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding.

            Section 4. Form of Right Certificates.

            a. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent set forth herein) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase one share of Common Stock, or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the price of Two Hundred and Twenty Five Dollars ($225.00), as the same may from time to time be adjusted as provided herein (the "Purchase Price").

            b. Notwithstanding any other provision of this Rights Agreement, any Right Certificate that represents Rights that are or were at any time on or after the Distribution Date Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof (or any transferee of such Rights) shall have impressed on, printed on, written on or otherwise affixed to it (if the Company or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate thereof or transferee of such Persons or a nominee of any of the foregoing) the following legend:

      The beneficial owner of the Rights represented by this Right Certificate is an Acquiring Person or an Affiliate or Associate (as defined in the Rights Agreement) of an Acquiring Person or a subsequent holder of such Right Certificate beneficially owned by such Persons. Accordingly, under circumstances specified in the Rights Agreement, this Right Certificate and the Rights represented hereby will become null and void.

Notwithstanding the above provision, failure to place such legend on any Right Certificate representing Rights which are otherwise null and void pursuant to the terms of this Agreement shall not affect the null and void status of such Rights.

            Section 5. Countersignature and Registration.

            a. The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned (which countersignature may be a facsimile) by the Rights Agent and shall not be valid for any purpose unless so countersigned. If any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

            b. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the

Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates, and the certificate numbers for each of the Right Certificates.

            Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

            a. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Right Certificates may be (a) transferred or (b) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the principal office of the Rights Agent with the form of assignment on the reverse side thereof (or enclose with such Right Certificate a written instrument of transfer in a form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged at the office of the Rights Agent designated for such purposes. Thereupon the Rights Agent shall countersign (which countersignature may be a facsimile) and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

            b. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, if requested by the Company or the Rights Agent, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

            Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

            a. Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including without limitation, the restrictions on exercisability set forth in Section 9(b), Section 11(a)(iii) and Section 23(a)), in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at the principal office of the Rights Agent designated for such purpose together with payment of the aggregate Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the earliest of (i) the Close of Business on May 4, 2009 ("Final Expiration Date"),
(ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such date being herein referred to as the "Expiration Date") or (iii) the time at which such Rights are exchanged as provided in Section 24.

            b. The Purchase Price shall initially be $225.00 for each share of Common Stock issued pursuant to the exercise of a Right. The Purchase Price and the number of shares of Common Stock or other securities or consideration to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with
Section 7(c) hereof.

            c. Except as provided in Section 7(d) hereof, upon receipt of a Right Certificate representing exercisable rights with the form of election to purchase duly executed, accompanied by payment of the Purchase Price or so much thereof as is necessary for the shares or other securities or assets to be purchased and an amount equal to any applicable transfer tax, by cash, certified check or official bank check payable to the order of the Company or the Rights Agent, the Rights Agent subject to Section 20(j) shall thereupon promptly (i) requisition from any transfer agent of the Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of shares of Common Stock so elected to be purchased and the Company will comply and hereby authorizes and directs such transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14(b) hereof, (iii) promptly after receipt of such Common Stock certificates cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Common Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding to the foregoing clauses (i) through (iv). In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

            d. If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

            e. Notwithstanding anything in this Agreement to the contrary, any Rights that are at any time Beneficially Owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person shall be null and void and nontransferable, and any holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

            f. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) duly and properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and
(ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

            Section 8. Cancellation and Destruction of Right Certificates.

            All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy (or cause to be destroyed) such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

            Section 9. Reservation and Availability of Shares of Common Stock.

            a. Subject to the Company's rights under Section 11(a)(iii) to otherwise fulfill its obligations hereunder, the Company covenants and agrees that at all times it will cause to be reserved and kept available, out of and to the extent of its authorized and unissued shares of Common Stock not reserved for another purpose (and, following the occurrence of a Triggering

Event, other securities) or shares held in its treasury, the number of shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii), Section 11(a)(iii) or Section 13 hereof unless, and only to the extent that, the Rights become exercisable pursuant to Section 7(a) following such adjustments.

            b. The Company shall (i) use its best efforts to cause, from and after such time as the Rights become exercisable, the Rights and all shares of Common Stock (and following the occurrence of a Triggering Event, other securities) issued or reserved for issuance upon exercise thereof to be listed by the New York Stock Exchange ("NYSE") or any other national securities exchange upon notice of issuance upon such exercise and (ii) if then necessary to permit the offer and issuance of such shares of Common Stock (and, following the occurrence of a Triggering Event, other securities), register and qualify such shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as practicable after such filing and keep such registration and qualifications effective until the earlier of the Expiration Date or the Final Expiration Date of the Rights. The Company may temporarily suspend, for a period of time not to exceed one hundred and eighty (180) days, the exercisability of the Rights in order to prepare and file a registration statement under the

Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

            c. The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Common Stock (and following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares in accordance with applicable law.

            d. The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for Common Stock (or other securities, as the case may be) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Common Stock (or other securities, as the case may be) to a person other than such registered holder until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

            Section 10. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (or other securities) transfer books of the Company are open.

            Section 11. Adjustments to Number and Kind of Shares, Number of Rights or Purchase Price.

            The number and kind of shares subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

            a. (i) If the Company shall at any time after the Record Date (A) declare or pay any dividend on Common Stock payable in shares of Common Stock,
(B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock or
(D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 7(e) or this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one such Right be less than the per share par value of the shares of capital stock of the Company issuable upon exercise of the Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) If any Person shall become an Acquiring Person (a
            "Section 11(a)(ii) Event") other than pursuant to any transaction set forth in Section 13(a) hereof then, subject to Section 23(a) hereof, and except as otherwise provided in this Section 11, each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have a right to receive for each Right, upon exercise thereof in accordance with the terms of this Rights Agreement and payment of a price equal to the then current Purchase Price multiplied by the number of shares of Common Stock for which a Right was theretofore exercisable, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (such product, following such first occurrence, shall be referred to as the "Purchase Price" with respect to each Right for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares is herein called the "Adjustment Shares"); provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence; and provided, further, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). Notwithstanding the foregoing, upon the occurrence of a Section 11(a)(ii) Event, any Rights that are or were at any time on or after the earlier of the Stock Acquisition Date or the Distribution Date Beneficially Owned by the Acquiring Person or any Associate or Affiliate of the Acquiring Person shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement.

            (iii) If the number of shares of Common Stock which are authorized by the Company's articles of incorporation, as amended but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with
Section 11(a)(ii) and the Rights shall become so exercisable, to the extent permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") and (B) with respect to each Right (subject to Section 7(e)), upon the exercise of such Right and payment of the applicable Purchase Price, issue shares of Common Stock to the extent available for the exercise in full of such Right and, to the extent shares of Common Stock are not so available, make adequate provision to substitute for the Adjustment Shares not received upon exercise of such Right (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock of the Company which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, are deemed in good faith by the Board of Directors of the Company to have substantially the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in Purchase Price), where such aggregate value has been determined in good faith by the Board of Directors of the Company based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the first occurrence of a Section 11(a)(ii) Event (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the excess of the Current Value over the Purchase Price. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty day period set forth above may be extended to the extent necessary, but not more than one hundred and twenty
(120) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentence of this
Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) and the last sentence of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt written notice of each such announcement to the Rights Agent). For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any "Common Stock Equivalent" shall be deemed to equal the Current Market Price per share of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

            b. If the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) Common Stock, shares having the same rights, privileges and preferences as the Common Stock ("Equivalent Common Stock") or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or Equivalent Common Stock (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            c. If the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

            d. For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date, and for purpose of computations made pursuant to
Section 11(a)(iii) hereof, the "Current Market Price" per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the ten consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of the Common Stock of (i) any dividend or distribution on the Common Stock (other than a regular quarterly cash dividend and other than the Rights), or (ii) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of the requisite thirty Trading Day or ten Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotations System or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange or national market system on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or national market system, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

            e. Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

            f. If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Section 11(a), (b), (c), (e),

(g), (h), (i), (j), (k), (l) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

            g. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            h. Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            i. The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of shares of Common Stock for which a Right may be exercised, to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and shall promptly give the Rights Agent a copy of such announcement. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

            j. Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right

Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

            k. Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action, including using its reasonable best efforts to obtain any required shareholder approvals, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

            l. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall give prompt written notice of such election to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock and other capital stock or securities upon the occurrence of the event requiring such adjustment.

            m. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance for cash of any shares of Common Stock at less than the Current Market Price, (iii) issuance for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

            n. The Company covenants and agrees that it shall not, at any time after the Stock Acquisition Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction not prohibited by Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction not prohibited by Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions not in the ordinary course of the Company's business, assets, cash flow, or earning power aggregating more than 30% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which is not prohibited by
Section 11(o)), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

            o. The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

            Section 12. Certification of Adjustments. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Company pursuant to Sections 11 and 13 and on any adjustment therein contained, and shall have no duty with respect to and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate. Any adjustment to be made pursuant to Sections 11 and 13 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment.

            Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

            a. If at any time on or after the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)) and the Company shall not be the surviving or continuing corporation of such consolidation or merger, (y) any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)) shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be converted into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person (other than the Company or any Subsidiary of the Company, in one or more transactions not prohibited by Section 11(o)), in one transaction or a series of related transactions, not in the ordinary course of the Company's business, assets, cash flow or earning power aggregating more than 30% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof and payment of the Purchase Price in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid and nonassessable and freely tradeable Common Stock of the Principal Party (as defined in Section 13(b)) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of shares of Common Stock for which a Right was exercisable immediately prior to such first occurrence of a Section 11(a)(ii) Event) and (2) dividing that product (such product, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for all purposes of this Agreement) by 50% of the Current Market Price (determined as provided in Section 11(d) hereof with respect to the Common Stock) per share of the common stock of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein); provided that the Purchase Price and the number of shares of common stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall only apply to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

            b. "Principal Party" shall mean

                  i. in the case of any transaction described in clause (x) or
            (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

                  ii. in the case of any transaction described in clause (z) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

provided, however, that in any such case described in the foregoing (b)(i) or
(b)(ii), if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

            c. The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

                  i. prepare and file a registration statement under the
            Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                  ii. use its best efforts, if the Common Stock of the Principal
            Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be listed by the NYSE, another national securities exchange or admitted for trading on the Nasdaq Stock Market;

                  iii. deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                  iv. obtain waivers of any rights of first refusal or
            preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

If any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a). The provisions of this
Section 13 shall similarly apply to all successive mergers, consolidations, sales, transfers or other Section 13 Events.

            d. Furthermore, if the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation, articles of incorporation, as amended, bylaws, as amended or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or

(ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

            Section 14. Fractional Rights and Fractional Shares.

            a. The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a Right shall be determined in the same manner as the Current Market Price of a share of Common Stock shall be determined pursuant to
Section 11(d) hereof.

            b. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of issuing fractions of shares of Common Stock, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of a share of Common Stock. For purposes of this Section 14(b), the then current market value of a share of Common Stock shall be the Current Market Price thereof as determined pursuant to Section 11(d) hereof.

            c. The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares upon exercise of a Right.

            d. Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Corporation shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

            Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right

Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

            Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            a. prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock;

            b. after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

            c. the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common Stock) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

            d. notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

            Section 17. Right Certificate Holder Not Deemed a Shareholder.

      No holder of a Right or a Right Certificate, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as set forth in Section 25), or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

            Section 18. Concerning the Rights Agent.

            a. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, administration, delivery, execution and amendment of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) for any action taken, suffered or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement including, without limitation, the cost and expenses of defending against any claim of liability. The costs and expenses incurred by the Rights Agent in enforcing this right of indemnification shall be paid by the Company unless it is determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction that the Rights Agent is not entitled to indemnification due to the Rights Agent's gross negligence, bad faith or willful misconduct. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent.

            b. The Rights Agent shall be authorized and protected by the indemnity provided in this Section and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement in reliance upon any Right Certificate, certificate for Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.

            Section 19. Merger or Consolidation or Change of Name of Rights
Agent.

            a. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

            b. If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

            Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations imposed by this Rights Agreement (and no implied duties and obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, if prior to the Distribution Date, the holders of Common Stock), by their acceptance thereof, shall be bound:

            a. The Rights Agent may consult with legal counsel competent to address such issues (who may be legal counsel for the Company or its own in-house counsel), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it and in accordance with such advice or opinion.

            b. Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Rights Agreement in reliance upon such certificate.

            c. The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to $500,000.

            d. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            e. The Rights Agent shall not be under any responsibility or have any liability in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment required under the provisions hereof or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Common Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

            f. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

            g. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer.

            h. The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

            i. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

            j. If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

            k. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

            Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the

Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any State thereof, in good standing, authorized to perform the duties provided herein of the Rights Agent and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

            Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Expiration Date, the Purchase Price per share and the number, kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights

Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

            Section 23. Redemption.

            a. The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date), or (ii) the Close of Business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d), of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company.

            b. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon, for each Right so held. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give prompt written notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the legality or validity of the action taken by the Company. Neither the

Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, and other than in connection with the purchase of Common Stock prior to the Distribution Date.

            Section 24. Exchange.

            a. The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for Common Stock or Common Stock Equivalents at an exchange ratio of one share of Common Stock or Common Stock Equivalent per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Common Stock representing 50% or more of the shares of the Common Stock then outstanding.

            b. Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock or Common Stock Equivalents equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange

(with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at the last addresses of the holders as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock or Common Stock Equivalents for Rights will be effected and, in the event of any partial exchange, the number and kind of Rights which will be exchanged. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of any exchange hereunder. Any partial exchange shall be effected pro rata based on the number of Rights being exchanged (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of such Rights.

            c. If there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company may, at its option, take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

            Section 25. Notice of Proposed Actions.

            a. If the Company, after the Stock Acquisition Date, shall propose
(i) to effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Common Stock payable in stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular periodic cash dividend), or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Common Stock or any recapitalization or reorganization of the Company, or
(iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions not in the ordinary course of the Company's business, of more than 30% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of record of Rights, in accordance with
Section 26 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i), or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Common Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock, whichever shall be the earlier. The failure to give notice required by this

Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

            b. If any of the transactions referred to in Section 11(a)(ii) or
Section 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to the Rights Agent and to each holder of Rights, in accordance with Section 26 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under
Section 11(a)(ii) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

            Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on behalf of the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:

                        Synovus Financial Corp.
                        P.O. Box 120
                        Columbus, Georgia 31902
                        Attn:  General Counsel
                        Facsimile No.:

                        with a copy to:

                        King & Spalding
                        191 Peachtree Street
                        Atlanta, Georgia 30303-1763
                        Attn: Alan J. Prince, Esq.
                        Facsimile No.:

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) or by facsimile transmission as follows:

                     Mellon Investor Services LLC
                     600 North Pearl Street, Suite 1010
                     Dallas, TX 75201
                     Attn: Relationship Manager
                     Facsimile No.:

                     with a copy to:

                     Mellon Investor Services LLC
                     85 Challenger Road
                     Ridgefield Park, New Jersey 07660
                     Attention: General Counsel
                     Facsimile No.: (201) 296-4004

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent.

            Section 27. Supplements and Amendments. Prior to the Stock Acquisition Date, the Company may in its sole and absolute discretion and the Rights Agent shall, if the Company so directs but subject to the other provisions of this Section, supplement or amend any provision of this Rights Agreement without the approval of any holders of the Rights or the Common Stock. From and after the Stock Acquisition Date, the Company may and the Rights

Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or
(iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, that no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than any interest of an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, and provided such supplement or amendment does not change or increase the Rights Agent's rights, duties, liabilities or obligations, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

            Section 28. Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

            Section 29. Successors. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            Section 30. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

            Section 31. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

            Section 32. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 33. Descriptive Headings. Descriptive headings of the several sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            Section 34. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

Attest:                                       SYNOVUS FINANCIAL CORP.

By: /s/ Kathleen Moates                       By: /s/ Patrick A. Reynolds
    ------------------------------------          ------------------------------
    Name: Kathleen Moates                         Name: Patrick A. Reynolds
    Title: Senior Vice President and              Title: Senior Vice President
           Senior Deputy General Counsel

Attest:                                       MELLON INVESTOR SERVICES LLC

By: /s/ Barbara J. Robbins                    By: /s/ Timothy D. Oliver
    ------------------------------------          ------------------------------
    Name: Barbara J. Robbins                      Name: Timothy D. Oliver
    Title: Vice President &                       Title: Vice President
           Regional Client Service Director

                                                                       EXHIBIT A

                           [Form of Right Certificate]

Certificate No. W-                                               ________ Rights

      NOT EXERCISABLE AFTER MAY 4, 2009 OR UNDER CERTAIN CIRCUMSTANCES EARLIER. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME NULL AND VOID.

                                Right Certificate

                             Synovus Financial Corp.

            This certifies that _________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 27, 1999 ("Rights Agreement") between Synovus Financial Corp., a Georgia corporation ("Company"), and Mellon Investor Services LLC, a New Jersey limited liability company ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern Standard
Time) on May 4, 2009 at the principal office of the Rights Agent, or its successors as Rights Agent, one fully paid and nonassessable share of Common Stock, par value $1.00 per share ("Common Stock"), of the Company at a purchase price of $225.00 as the same may from time to time be adjusted in accordance with the Rights Agreement ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

            As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Common Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

            This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of Common Stock or common stock equivalents.

            No fractional shares of Common Stock shall be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof, as provided in the Rights Agreement, fractions of shares of Common Stock shall receive an amount in cash equal to the same fraction of the then current market value of a share of Common Stock.

            No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors, or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings (except as provided in the Rights Agreement) or other actions affecting shareholders or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, dated as of ________________, _________.

ATTEST:                                     SYNOVUS FINANCIAL CORP.

                                            By: ________________________________
                                                Name: Patrick A. Reynolds
                                                Title: Senior Vice President

Countersigned

Mellon Investor Services LLC, Rights Agent

By: __________________________
    Name: Timothy D. Oliver
    Title: Vice President

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate.)

            FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto _________________________________________________________________
         (Please print name and address of transferee)

________________________________________________________________________________
___________________ Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________ __, ____

                                    Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                   Certificate

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: ____________ __, _____

                                    Signature

                                     NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

(To be executed if registered holder desires to Exercise the Right Certificate.)

To: Synovus Financial Corp.

            The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:

__________________________________________________________________
                (Please print name and address)
__________________________________________________________________
   (Please insert social security or other identifying number)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

__________________________________________________________________
                (Please print name and address)
__________________________________________________________________
   (Please insert social security or other identifying number)

Dated: ___________________, ______

                                      Signature
                                      (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                   Certificate

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: ____________________, ______

                                    Signature

                                                                       EXHIBIT B

                             SYNOVUS FINANCIAL CORP.

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON STOCK

      On April 27, 1999, the Board of Directors of Synovus Financial Corp. (the "Company") adopted a Shareholder Rights Plan pursuant to a Rights Agreement (the "Rights Agreement") and authorized and declared a dividend of one Common Stock Purchase Right (a "Right") with respect to each outstanding share of common stock, par value $1.00 per share ("Common Stock"), of the Company. The dividend is payable on May 4, 1999 to the shareholders of record on that date (the "Record Date"), and to each holder of Common Stock issued thereafter until the Distribution Date (as hereinafter defined) or the expiration or earlier redemption of the Rights. Except as set forth below, each Right entitles the registered holder thereof to purchase from the Company at any time after the Distribution Date one share of Common Stock at a price of $225.00 per share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in the Rights Agreement.

      Initially, the Rights will attach to all certificates of outstanding shares of Common Stock, and no separate Right Certificates (as hereinafter defined) will be distributed. The Rights will become exercisable and separate from the shares of Common Stock upon the earlier to occur of (i) ten days after the date (the "Stock Acquisition Date") of a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Stock (such person or group being hereinafter referred to as an "Acquiring Person"(1); or (ii) ten business days (or such later date as the Board may determine)

----------------
(1) Each of the following persons will not be deemed to be an Acquiring Person even if they have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock: (i) the Company, any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company; (ii) any shareholder who is a descendant of D. Abbott Turner (the "Turner Family"), any shareholder who is affiliated or associated with the Turner Family and any person who would otherwise become an Acquiring Person as a result of the receipt of Common Stock or a beneficial interest in Common Stock from one or more members of the Turner Family by way of gift, devise, descent or distribution, but not by way of sale, unless any such person, together with his affiliates and associates, becomes the beneficial owner of more than 30% of the outstanding shares of Common Stock; (iii) any person who would otherwise become an Acquiring Person solely by virtue of a reduction in the number of outstanding shares of Common Stock unless and until such person shall become the beneficial owner of any additional shares of Common Stock; and (iv) any person who as of the Record Date was the beneficial owner of 15% or more of the outstanding Common Stock unless and until such person shall become the beneficial owner of any additional shares of Common Stock.

following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group becoming the beneficial owner of 15% or more of the outstanding Common Stock (the earlier of such dates in clauses (i) and (ii) being called the "Distribution Date"). Shares of Common Stock beneficially owned by the Company or any subsidiary of the Company will not be considered outstanding for purposes of calculating the percentage ownership of any person.

      Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the certificates for the Common Stock, (ii) the Rights will be transferred with, and only with, the shares of Common Stock, (iii) new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (collectively, the "Right Certificates") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on May 5, 2009, unless earlier redeemed by the Company as described below.

      If any person becomes an Acquiring Person, each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon payment of the Purchase Price, shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding the foregoing, all Rights that are, or were, beneficially owned by an Acquiring Person or any affiliate or associate thereof will be null and void and not exercisable.

      If, at any time on or after the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 30% of the Company's assets, cash flow or earning power is sold or transferred other than in the ordinary course of the Company's business, then each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, in lieu of shares of Common Stock and upon exercise and payment of the Purchase Price, common shares of the acquiring company having a value equal to two times the Purchase Price. If a transaction would otherwise result in a holder's having a Flip-In as well as a Flip-Over Right, then only the Flip-Over Right will be exercisable. If a transaction results in a holder's having a Flip-Over Right subsequent to a transaction resulting in a holder's having a Flip-In Right, a holder will have Flip-Over Rights only to the extent such holder's Flip-In Rights have not been exercised.

      The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above). However, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1%.

      The number of outstanding Rights and the number of shares of Common Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

      At any time after a Person becomes an Acquiring Person and before the acquisition by a Person of 50% or more of the outstanding Common Stock of the Company, the Board of Directors may, at its option, issue Common Stock or common stock equivalents of the Company in mandatory redemption of, or in exchange for, all or part of the then outstanding exercisable Rights (other than Rights owned by such Acquiring Person which would become null and void) at an exchange ratio of one share of Common Stock, or common stock equivalents equal to one share of Common Stock, per Right, subject to adjustment.

      To the extent that, after the triggering of Flip-In Rights, insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then cash, property or other securities of the Company, in proportions determined by the Company, so that the aggregate value received is equal to twice the Purchase Price.

      The Company is not required to issue fractional shares of Common Stock and in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current value of share of Common Stock. Following the triggering of the Flip-In Rights, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Rights and, in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current market value of a share of Common Stock.

      At any time prior to the Distribution Date, the Board of Directors of the Company may redeem all, but not less than all, of the then outstanding Rights at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

      The issuance of the Rights is not taxable to the Company or to shareholders under presently existing federal income tax law, and will not change the way in which shareholders can presently trade the Company's shares of Common Stock. If the Rights should become exercisable, shareholders, depending on then existing circumstances, may recognize taxable income.

      Prior to the Stock Acquisition Date, the Rights Agreement generally may be amended by the Company without the consent of the holders of the Rights or the Common Stock. On or after the Stock Acquisition Date, the Company may amend the Rights Agreement only to (i) cure any ambiguity, (ii) correct or supplement any provision which may be defective or inconsistent with the other provisions of the Rights Agreement, or (iii) change or supplement the Rights Agreement in any other manner which the Company may deem necessary or desirable, provided that no amendment shall adversely affect the interests of the holders of Rights (other than any interest of an Acquiring Person or an affiliate or associate of an Acquiring Person).

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights Agreement helps ensure that the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the outstanding Common Stock. The adoption of the Rights Agreement is not in response to any specific takeover threat or proposal, but is a precaution taken to protect the rights of the Company's shareholders.

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form 8-A with respect to the Rights filed with the Securities and Exchange Commission. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary description by reference.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      Certain matters discussed herein may constitute Forward-looking Statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Act of 1934, as amended, each as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Any such Forward-looking Statements are not guarantees of future performance and the Company's actual results could differ materially from those set forth in such Forward-looking Statements. Factors currently known to management that could cause actual results to differ materially from those set forth in such Forward-looking Statements include risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company undertakes no obligation to update or revise Forward-looking Statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.